SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                              ___________________



                                   FORM 8-K

                               CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date Of Report (Date Of Earliest Event Reported) January 11, 2001



                                 Nestor, Inc.
            (Exact Name Of Registrant As Specified In Its Charter)



                                   Delaware
                (State or other jurisdiction of incorporation)





             0-12965                               13-3163744
      (Commission File Number)        I.R.S. Employer Identification No.)




  One Richmond Square, Providence, Rhode Island		         02906
    (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code (401) 331-9640




                                      N/A
       (Former name or former address, if changed since last report.)







Item 5.     Other Events.


Nestor, Inc. ("Nestor") announced on January 11, 2001 the signing of a Secured Note Agreement among an independent investment group, Nestor and Nestor Traffic Systems, Inc., Nestor's 35% owned affiliate ("NTS"). The independent investment group has agreed initially to loan NTS up to $4,000,000, and may increase its investment in NTS, under certain conditions. Also, an agreement in principle has been reached to combine Nestor and NTS. If the combination is completed, the investment group will acquire, for a total investment of $8,000,000, approximately 16,756,000 (33.34%) shares of the common stock of Nestor; current NTS shareholders will receive approximately 15,580,000 shares of common stock of Nestor (31%); and Nestor shareholders, upon the combination becoming effective, would own approximately 35.66% of the common stock of Nestor. The combination is subject to certain conditions including a fairness opinion of the transaction by a qualified investment company and approval by the shareholders of Nestor and NTS.




Item 7.     Financial Statements and Exhibits.

(c)	Exhibits.

                    A. Secured Note Agreement dated as of January 9, 2001 by and among Nestor, NTS and NTS Investors, LLC.




























                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 17, 2001

                                        NESTOR, INC.



                                        By:/s/ Nigel P. Hebborn
                                           Nigel  P. Hebborn
                                           Chief Financial Officer